As filed with the Securities and Exchange Commission	on Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RANDOLPH ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6500	47-3152749
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

4228 1st Ave, Unit 15,

Tucker, GA 30084

(404) 867-3110

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock held by Selling Shareholders	1,360,000 Shares	$0.27	$367,200.00	$42.56

(1)	This Registration Statement covers the resale by our selling shareholders (the “Selling Shareholders”) of up to 1,360,000 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 1,360,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2017

RANDOLPH ACQUISITIONS, INC.

1,360,000 Shares of Common Stock offered by selling shareholders at $0.27 per share

This prospectus relates to the offer and sale of 1,360,000 shares of common stock (the “Shares”) of Randolph Acquisitions, Inc. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.27 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,360,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$0.27 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Randolph Acquisitions, Inc.

4228 1st Ave, Unit 15, Tucker, GA 30084

(404) 867-3102

Prospectus dated __________________, 2017

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Corporate History and General Information

Randolph Acquisitions, Inc. ("Randolph Acquisitions" or the "Company"), originally known as Purple Grotto Acquisition Corporation, was incorporated on January 12, 2015 under the laws of the State of Delaware. The Company is an early-stage real estate company that intends to acquire and operate commercial, residential and mixed-use real estate properties in Georgia and throughout the United States. In November 2015, the Company implemented a change of control by issuing shares to a new shareholder, redeeming shares of existing shareholders, electing a new officer and director and accepting the resignations of its then existing officers and directors.

In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Purple Grotto Acquisition Corporation to Randolph Acquisitions, Inc.

The Company is located at 4228 1st Ave, Unit 15, Tucker, GA 30084. The Company’s main phone number is (404) 867-3102. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Business

The Company’s business is acquiring and operating real estate properties located in Georgia and throughout the United States. Specifically, the Company seeks to acquire and operate single-family, multi-family, commercial and mixed-use real estate properties. We may also make select investments in other types of real estate assets through equity acquisitions, joint ventures and new construction. The Company seeks to build a diversified portfolio of assets in order to minimize concentrated exposure to any single asset class. The Company’s business strategy is based on balancing risk and return on acquiring residential properties it believes can be constructed and sold within 12 months. With regard to commercial and mixed-use properties, the Company aims to hold or lease properties in order to maximize value and evaluate its divestment options.

The Company has acquired and operates a condominium real estate property located at 4228 1st Ave, Unit 15, Tucker, GA 30084. The Company intends to lease this property to a long-term tenant. It is Randolph Acquisitions’ goal to acquire additional residential properties that are projected to have similar specifications. The Company will build a diverse portfolio of single-family residences, commercial properties and multi-family residences. The Company may purchase real estate option contracts and make investments in other undervalued properties relative to expected market value as a risk management strategy. We anticipate acquiring multiple properties with the intent of implementing a short-term divestment strategy for residential properties and a buy, hold and lease strategy for commercial and mixed-use properties.

We believe that Company’s competitive advantage is the fact that our executive management can rely upon several years of experience in the debt markets, financial negotiations and the real estate industry to evaluate risk and effectuate acquisitions that will maximize returns on investment. We will build a portfolio designed to minimize volatility and mitigate the risk of losses by concentrating our investments in diversified asset classes and by limiting our geographic market exposure. We expect that portfolio returns will not depend on the success of any given property, but rather, it will depend on the success of the Company’s management in identifying multiple undervalued properties with rapid asset divestment potential and minimized performance risk. Furthermore, diversification will be achieved through geographic asset distribution and appropriate diversification in the timing of divestments. This strategy is expected to generate stable cash flows for the Company. While the global economy continuously evolves, Randolph Acquisitions will be committed to utilize the latest innovations to maintain a profitable, relevant business model, which we expect will provide positive annual revenues.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build and market its initial construction and development plans in order to execute the business plan of the Company on a broad scale.

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One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to acquire or develop properties. Likewise, the Company will need to secure sufficient capital to operate the properties. Secondarily, following acquisition or development of a property, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,360,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 1,360,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.27 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	5,860,000 (1)

Common stock for sale by selling shareholders	1,360,000

Common stock outstanding after the offering	5,860,000

Offering Price	$0.27 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the period from January 12, 2015 (Inception) to December 31, 2015 and the balance sheet data as of December 31, 2015 are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the nine months ended September 30, 2016, and the balance sheet as of September 30, 2016, provided below are derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

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	Nine Months ended September 30, 2016	For the period from January 12, 2015 (Inception) to December 31, 2015

STATEMENT OF OPERATIONS DATA
Revenue	$-	$-
Gross profit	-	-
Loss from operations	(32,400)	(1,166)
Net loss	(32,400)	(1,166)

BALANCE SHEET DATA
Cash	$-	$-
Other assets	-	-
Total assets	-	-
Total liabilities	32,400	-
Net capital deficiency	$(32,400)	-

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has limited revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors reported that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

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These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon his evaluation, the Chief Executive Officer, who is also the Chief Financial Officer of the Company has concluded that, as of the date of this prospectus, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company intends to engage outside accounting and finance advisors to assist the Company in implementing effective disclosure controls and procedures.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its mixed-use, commercial and residential properties. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Company has an extensive business plan hinged on its ability to acquire, develop, market and commercialize hotels, retail stores and/or residential properties. If the Company is unable to acquire, develop, market and/or commercialize hotels, retail stores and/or residential properties, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s hotels, residential properties, or retail stores. Nor has the Company conducted marketing studies regarding whether such properties or services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company's operations on a continued basis.

No assurance of market acceptance.

Even if the Company successfully acquires hotel and/or residential properties, there can be no assurance that the market reception will be positive for the Company or its ventures.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As no revenues have been realized as of yet, the proposed operations of the Company remain speculative.

The Company’s sole officer and director beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Richard J. Randolph, III, the sole officer and director of the Company, is currently the beneficial owner of approximately 85% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 76.5% of the Company's then outstanding common stock upon closing of the offering. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

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Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own more than a majority of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to operate hotels and retail stores and as such would negatively impact the Company's possible overall development.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

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The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The real estate industry is subject to intense competition. The Company would be competing for properties and tenants with competitors who may have greater financial and marketing resources, which would allow them to acquire properties and expand and improve their marketing efforts in ways that could affect the Company’s ability to effectively compete in this market. If the Company is unable to compete successfully, its financial performance may be adversely affected.

The Company is subject to the potential factors of market changes.

The business of the Company will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified business. The value of companies engaged in the real estate industry is affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

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The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,360,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.27 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

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The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.27 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 1,360,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 500,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 5,860,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 1,360,000 shares of common stock for sale to the public by the holders thereof at a price of $0.27 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

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Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company engaged Action Stock Transfer, in Cottonwood Heights, Utah, as the transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

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Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Corporate History and General Information

Randolph Acquisitions, Inc. ("Randolph Acquisitions" or the "Company"), originally known as Purple Grotto Acquisition Corporation, was incorporated on January 12, 2015 under the laws of the State of Delaware. The Company is an early-stage real estate company that intends to acquire and operate commercial, residential and mixed-use real estate properties in Georgia and throughout the United States. In November 2015, the Company implemented a change of control by issuing shares to a new shareholder, redeeming shares of existing shareholders, electing a new officer and director and accepting the resignations of its then existing officers and directors.

In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Purple Grotto Acquisition Corporation to Randolph Acquisitions, Inc.

The Company is located at 4228 1st Ave, Unit 15, Tucker, GA 30084. The Company’s main phone number is (404) 867-3102. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Background

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company is a real estate investment firm whose business is acquiring and operating real estate properties located in Georgia and throughout the United States. Specifically, the Company seeks to acquire and operate single-family, multi-family, commercial and mixed-use real estate properties. We may also make select investments in other types of real estate assets through equity acquisitions, joint ventures and new construction. The Company seeks to build a diversified portfolio of assets in order to minimize concentrated exposure to any single asset class. The Company’s business strategy is based on balancing risk and return on acquiring residential properties it believes can be constructed and sold within 12 months. With regard to commercial and mixed-use properties, the Company aims to hold or lease properties in order to maximize value and evaluate its divestment options.

The Company has acquired and operates a real estate property located at 4228 1st Ave, Unit 15, Tucker, GA 30084. The Company intends to lease this property to a long-term tenant. It is Randolph Acquisitions’ goal to acquire additional residential properties that are projected to have similar specifications. The Company will build a diverse portfolio of single-family residences, commercial properties and multi-family residences. The Company may purchase real estate option contracts and make investments in other undervalued properties relative to expected market value as a risk management strategy. We anticipate acquiring multiple properties with the intent of implementing a short-term divestment strategy for residential properties and a buy, hold and lease strategy for commercial and mixed-use properties.

We believe that Company’s competitive advantage is the fact that our executive management can rely upon several years of experience in the debt markets, financial negotiations and the real estate industry to evaluate risk and effectuate acquisitions that will maximize returns on investment. We will build a portfolio designed to minimize volatility and mitigate the risk of losses by concentrating our investments in diversified asset classes and by limiting our geographic market exposure. We expect that portfolio returns will not depend on the success of any given property, but rather, it will depend on the success of the Company’s management in identifying multiple undervalued properties with rapid asset divestment potential and minimized performance risk. Furthermore, diversification will be achieved through geographic asset distribution and appropriate diversification in the timing of divestments. This strategy is expected to generate stable cash flows for the Company. While the global economy continuously evolves, Randolph Acquisitions will be committed to utilize the latest innovations to maintain a profitable, relevant business model, which we expect will provide positive annual revenues.

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The Business: Acquisition and Operation of Commercial, Residential and Mixed-Use Real Estate Properties

The 2008-2009 financial crisis had a significant, negative impact on the U.S. real estate market. For example, commercial real estate transaction volumes dropped over 89% during this period, from an annual high of $578.4 billion in 2007, to a low of $64.8 billion in 2009 (Source: Real Capital Analytics CRE Transaction Volume Database, December 2010). At the height of the downturn, commercial real estate prices fell by 40% or more. The broad economic downturn also had a negative impact on real estate space markets as demand for commercial and residential property space and lodging accommodations fell significantly.

In the current market environment, the Company believes that it can acquire properties at values well below both replacement cost and historical trading value. As the recovery from the financial crisis progresses, we expect that real estate space markets will stabilize and that rent growth and asset appreciation will begin to occur. The Company expects that as the real estate market continues to recover, there will be significant opportunities to acquire properties that we believe are undervalued and will likely appreciate in value and generate revenues both in the near- and long-term, depending on the nature of the property acquired and the investment strategy employed. By diversifying our portfolio of properties, targeting geographic regions with strong employment dynamics and low inventory and streamlining property management operations, the Company expects that we will be able to capitalize on such relative value opportunities and realize increased cash flows and property values as the economic continues to recover.

The following process outlines how the Company will use its proprietary grading matrix to identify acquisitions for purchase and will manage its properties and other assets until divestment:

•	Step One: Identifying Property. The Company seeks to identify property that has opportunistic investments in single family, multi-family and commercial real estate. The Company will also invest in new construction and real estate equity where the Company believes it can generate superior returns

•	Step Two: Purchase Execution. Acquisitions will be made based upon a proprietary, grading matrix created by Randolph Acquisitions’ management team. This matrix will help to diversify the Company’s portfolio in efforts to minimize risk and allow for a more imminent exit strategy.

•	Step Three: Property Management. We believe that managing the Company’s assets, under one umbrella, will bring maximum value to the Company’s Buy/Hold strategy.

•	Step Four: Exit Strategy. The Company’s innovative exit strategy is based on balancing risk and return on properties it believes can be sold in 12 months. If the Company’s acquisition is commercial or mixed-use, the Company is prepared to implement a long-term buy/hold strategy.

The Company has acquired and operates a real estate property located at 4228 1st Ave, Unit 15, Tucker, GA 30084. The Company intends to lease this property to a long-term tenant. It is Randolph Acquisitions’ goal to acquire additional residential properties that are projected to have similar specifications. The Company will build a diverse portfolio of single-family residences, commercial properties and multi-family residences. The Company may purchase real estate option contracts and make investments in other undervalued properties relative to expected market value as a risk management strategy. We anticipate acquiring multiple properties with the intent of implementing a short-term divestment strategy for residential properties and a buy, hold and lease strategy for commercial and mixed-use properties.

The Market

According to Freddie Mac, mortgage originations are forecasted to top $2 trillion in 2016, with mortgage originations projected to hit $535 billion in the second quarter of 2016, the highest volume since the second quarter of 2013 (Source: Freddie Mac, “The Return of the $2 Trillion Mortgage Market,” August 2016). Low mortgage interest rates have spurred a burst of refinance activity and strong home sales are supporting purchase mortgage activity and are forecasted to reach their highest level since 2006. House price growth also remains strong and low levels of inventory across many markets will put upward pressure on house prices for the foreseeable future. Meanwhile, housing construction as measured by housing starts is expected to increase, albeit at a measured pace, only gradually bringing more supply online.

Through the first six months of 2016, total home sales—both new and existing home sales—were 2.9 million (non-seasonally adjusted), the fastest pace since the first half of 2007. Freddie Mac has forecasted that home sales will outpace 2007 in the second half of 2016, reaching the highest level since 2006. With the job market consistently improving, wage growth ticking higher, and mortgage interest rates remaining low—home sales are expected to rise in 2016.

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Lack of inventory remains a key constraint. Housing starts have averaged 1.16 million through the first half of 2016 at a seasonally adjusted annual rate. Freddie Mac has forecasted a gradual increase in housing starts, with 2016 expected to reach 1.2 million units. This is the highest annual total since 2007, but well below long-run demand, which Freddie Mac estimates lies between 1.5 and 1.7 million units.

Home prices continue to increase at a brisk pace, averaging 6.2 percent nationally in June according to the Freddie Mac House Price Index. Other indices show similar trends. In recent months, the pace of house price appreciation has moderated slightly. For example, the FHFA Purchase-Only Index slowed from 6.24 percent year-over-year appreciation in March of 2016 to 5.6 percent in May of 2016—but the rate of appreciation remains well above income growth, which is rising at a 2 to 3 percent pace.

We believe that the dearth of available inventory, positive U.S. GDP growth, low interest rates and increased access to mortgage credit will likely be supportive of further price gains and are indicative of the upside potential of our acquisition strategy.

In analyzing available supply, one of the key variables that needs to be considered is the residential rental market. The number of single-family homes for rent has increased by almost 4 million units since 2010 and currently represents almost 14% of total housing units, up from approximately 11% in 2010 (U.S. Census). Although it is uncertain whether the increase in single-family rentals is cyclical or structural, we believe that this market segment also offers a valuable opportunity to generate consistent returns.

The Company’s Presence in the Market

The Company has targeted strategic locations in Georgia and through the United States to acquire commercial, mixed-use and residential properties. Currently, the Company has acquired and operates a real estate property located at 4228 1st Ave, Unit 15, Tucker, GA 30084. The Company intends to lease this property to a long-term tenant. It is Randolph Acquisitions’ goal to acquire additional residential properties that are projected to have similar specifications. The Company will build a diverse portfolio of single-family residences, commercial properties and multi-family residences. The Company may purchase real estate option contracts and make investments in other undervalued properties relative to expected market value as a risk management strategy. We anticipate acquiring multiple properties with the intent of implementing a short-term divestment strategy for residential properties and a buy, hold and lease strategy for commercial and mixed-use properties. The Company plans to grow organically as a participant in the real estate industry. The Company will benefit from further expanding its operations and developing its economy of scale, expanding its brand recognition and customer loyalty and increasing its knowledge of industry operations, thereby allowing the Company to optimize its future operations and progressively develop future projects to reach their full potential.

Services and Products

The Company intends to acquire and operate mixed-use, commercial and residential real estate properties located in Georgia and throughout the United States. Currently, the Company has acquired and operates a real estate property in located at 4228 1st Ave, Unit 15, Tucker, GA 30084. However, the Company is evaluating potential target properties and may pursue other acquisition opportunities thereafter.

Pricing

The Company anticipates selling and leasing its properties at market-competitive prices. In order to generate revenues from its properties, the Company will have to explore the economics of the current state of the market and determine the optimal pricing model for each specific property in its portfolio.

Competition

While many firms exist in the real estate market, ultimately how well the Company succeeds is directly related to its own investments and not to the competition. The Company will seek to first serve a niche market that most companies might not otherwise consider. Larger firms tend to focus on larger projects. While the returns may not be as great, they are able to enter the market segment by spending larger amounts of capital, generally not available to the small and medium sized investor. There are few firms looking for properties in the $300,000 to $2,000,000 category. That lack of demand, along with this year’s turn toward a buyer’s market will enable us to secure several properties at bargain prices before the market begins its eventual turn around. Our success is derived from past experience of its managers and the focus on properties ‘below the radar’ of the larger firms.

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Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners.

Marketing Strategy

In connection with its marketing operations, the Company has formed a strategic relationship with Opportunity Hub, a consulting firm located in Atlanta, Georgia, that assists with the Company’s social media and grassroots promotional marketing strategy. The Company has also formed a strategic relationship with Christie Wardlaw Ingram + Partners, a marketing firm also located in Atlanta, Georgia, that manages the Company’s digital presentations and web design projects. The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its real estate acquisition efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its project enters the marketplace. The Company plans to market its properties and technology through social media and grassroots promotional marketing campaigns.

Operations

Currently, the Company has 1 employee, Mr. Richard Randolph, and operates from its principal offices located in Atlanta, Georgia. The Company plans to acquire and operate a diverse portfolio of mixed-use, commercial and residential real estate properties. Currently, the Company owns and operates a real estate property located at 4228 1st Ave, Unit 15, Tucker, GA 30084.

Revenues and Losses

Since its inception, the Company has focused its efforts on identifying potential properties for acquisition and business development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market its properties once they have been acquired and developed.

During the nine months ending September 30, 2016, the Company generated no revenues. For the period from January 12, 2015 (inception) to December 31, 2015, the Company generated no revenues.

The Company has not generated profits and has posted net losses since inception. The Company posted net losses of $1,166 for the period from January 12, 2015 (inception) to December 31, 2015 and net losses of $32,400 for the nine months ended September 30, 2016.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

Randolph Acquisitions, Inc. ("Randolph" or the "Company"), originally known as Purple Grotto Acquisition Corporation, was incorporated on January 12, 2015 under the laws of the State of Delaware. In November 2015, the Company implemented a change of control by issuing shares to a new shareholder, redeeming shares of existing shareholders, electing a new officer and director and accepting the resignations of its then existing officers and directors. In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Purple Grotto Acquisition Corporation to Randolph Acquisitions, Inc.

Relationship with Tiber Creek Corporation

Richard Randolph, the Company’s sole officer and director, previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to Mr. Randolph in effecting transactions for Mr. Randolph to acquire a public reporting company, including: transferring control of a public reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

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Under the agreement, Tiber Creek has received cash fees from Richard Randolph III, the sole officer and director of the Company. In addition, the Company’s then-current shareholders, James Cassidy and James McKillop, were permitted to retain an aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Purple Grotto Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Property Leases and Mortgages

The Company currently uses 2,009 rentable square feet of office space leased by Richard Randolph III, the Company’s sole officer and director, for its corporate offices at no cost to the Company.

On December 16, 2016, the Company entered into a Standard Commercial Sales Contract to acquire a parcel of commercial real estate property (the “Property”) located at 4228 1st Avenue, Suite 15, Tucker, GA, 30084, for a purchase price of $126,750 plus fees. The purchase of the Property closed on December 29, 2016. In connection with the purchase of the Property, on December 29, 2016, the Company issued a promissory note to William C. Gottschalk, the seller of the Property, in the amount of $126,750 at an interest rate of 6.75% per year to be paid in monthly installments equal to $1,122.57 per month. This promissory note shall is and payable on January 1, 2032, unless sooner paid.

On January 1, 2017, the Company moved its corporate offices to 4228 1st Avenue, Suite 15, Tucker, GA 30084.

The Company has no other properties and at this time has no agreements to acquire any properties.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

Currently, the Company has 1 employee, who has agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Property

The Company currently uses 2,009 rentable square feet of office space leased by Richard Randolph III, the Company’s sole officer and director, for its corporate offices at no cost to the Company.

On December 16, 2016, the Company entered into a Standard Commercial Sales Contract to acquire a parcel of commercial real estate property (the “Property”) located at 4228 1st Avenue, Suite 15, Tucker, GA, 30084, for a purchase price of $126,750 plus fees. The purchase of the Property closed on December 29, 2016. In connection with the purchase of the Property, on December 29, 2016, the Company issued a promissory note to William C. Gottschalk, the seller of the Property, in the amount of $126,750 at an interest rate of 6.75% per year to be paid in monthly installments equal to $1,122.57 per month. This promissory note shall is and payable on January 1, 2032, unless sooner paid.

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On January 1, 2017, the Company moved its corporate offices to 4228 1st Avenue, Suite 15, Tucker, GA 30084.

At this time, the Company has no other agreements to acquire any properties.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In March 2015, the Company (as Purple Grotto Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001634423.

PLAN OF OPERATION

Business Plan

The Company owns and operates a residential property located in Atlanta, Georgia from which it expects to generate revenue through leasing operations. The Company also plans to acquire and operate additional mixed-use, commercial and residential properties located in Georgia and throughout the United States. The Company expects to employ a short-term divestment strategy in connection with its acquisition of residential properties and expects to employ a long-term buy and hold strategy in connection with its acquisition of mixed-use and commercial properties. The Company may also acquire and manage additional assets consisting of securities, real-estate derivatives and taxable and non-taxable assets and may engage in property development activities, all of which is contingent upon identifying opportunities in the market that comport with its value-driven business strategy.

Potential Revenue

The Company owns and operates a residential property located in Atlanta, Georgia from which it expects to generate revenue from leasing operations. Further, depending on the market environment, the Company may elect to sell this property and generate revenue from the sale of this property.

The Company also plans to acquire and operate additional mixed-use, commercial and residential properties located in Georgia and throughout the United States. Depending on market conditions and the nature of the property acquired, the Company may generate revenue from leasing operations and/or from re-sales of such properties. As part of its business strategy, the Company expects to employ a short-term divestment strategy in connection with its acquisition of residential properties, from which it plans to generate revenues from resales of such properties, and expects to employ a long-term buy and hold strategy in connection with its acquisition of mixed-use and commercial properties, from which it expects to generate revenues from leasing and property management operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is an early-stage company (only recently emerging from its status as a development-stage company) and was incorporated in the State of Delaware in January 2015. As of the period from inception, January 12, 2015, through December 31, 2015, the Company did not generate any revenues and incurred minimal expenses and operating losses, as part of its operating activities. During the nine months ended September 30, 2016, the Company generated no revenues, but continued to incur operating losses.

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The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

During the nine months ended September 30, 2016 and during the partial-year 2015, the Company generated no revenues. The Company has focused its efforts on identifying properties for acquisition and business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

The Company posted net losses of $1,166 during the partial-year 2015. During the nine months ended September 30, 2016, the Company posted net losses of $32,400, as compared to net losses of $712 posted for the period from January 12, 2015 (inception) to September 30, 2015.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company owns and operates a residential property located in Atlanta, Georgia from which it expects to generate revenue from leasing operations. Further, depending on the market environment, the Company may elect to sell this property and generate revenue from the sale of this property.

The Company also plans to acquire and operate additional mixed-use, commercial and residential properties located in Georgia and throughout the United States. Depending on market conditions and the nature of the property acquired, the Company may generate revenue from leasing operations and/or from re-sales of such properties. As part of its business strategy, the Company expects to employ a short-term divestment strategy in connection with its acquisition of residential properties, from which it plans to generate revenues from resales of such properties, and expects to employ a long-term buy and hold strategy in connection with its acquisition of mixed-use and commercial properties, from which it expects to generate revenues from leasing and property management operations.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Early Stage of Company and Capital Resources

Since its inception, the Company has devoted most of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company was considered to be in the development stage until it recently began formal operations. The Company has not generated any revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2016.

19

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Nine Months ended September 30, 2016

The Company generated no revenues during the nine months ended September 30, 2016, and no revenues for the period from January 12, 2015 (inception) to September 30, 2015. The Company has focused its efforts on identifying properties for acquisition and business development, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

During the nine months ended September 30, 2016, the Company posted an operating loss of $32,400 and net loss of $32,400, as compared to an operating loss of $712 and a net loss of $712 for the period from January 12, 2015 (inception) to September 30, 2015. The increase in expenses is the result of the Company ramping up its operations in anticipation of executing its business plan.

During the nine months ended September 30, 2016, the Company used net cash of $0 in its operations. During such period, the Company also generated cash from financing activities in the amount of $0. The Company had a cash balance of $0 as of September 30, 2016.

The Company did not incur any capital expenditures during the nine months ended September 30, 2016.

Discussion of the period from January 12, 2015 (inception) to December 31, 2015

The Company did not generate revenues during the period from January 12, 2015 (inception) to December 31, 2015.

During the period from January 12, 2015 (inception) to December 31, 2015, the Company posted a net loss of $1,166.

For the period from January 12, 2015 (inception) to December 31, 2015, the Company used $0 of net cash in operating activities and received net cash from financing activities of $0. The Company had a cash balance of $0 as of December 31, 2015.

The Company did not incur any capital expenditures during the period from January 12, 2015 (inception) to December 31, 2015.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Richard J. Randolph, III	35	Chief Executive Officer, Treasurer & Director	2015

Richard James Randolph III

Chief Executive Officer, Treasurer & Director

Since 2003 to the present, Mr. Randolph has served as chief executive officer of a privately owned real estate investment and development company responsible for renovating over 400 homes and in the U.S. Southeast and construction of over 100 new homes in the Metro Atlanta area. Mr. Randolph received his B.A. in Business Management from the University of Alabama in 2002.

20

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are no legal proceedings regarding the Company.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2015.

Summary Executive Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Richard J. Randolph, III (1)	2015	0	0	0	0	0	0	0	0

To date, the company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management. The table above does not include prerequisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2015.

(1) Richard J. Randolph, III is the Company’s Chief Executive Officer, Treasurer and a Director.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of September 30, 2016.

21

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Board of Directors can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2015, we believe that our executive officers, Directors and ten percent (10%) stockholders complied with all reporting requirements applicable to them.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

22

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board of Directors reserves the right to grant stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Security Ownership of Officers, Directors and Certain Beneficial Holders

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership	Percentage of Class Before Offering (1)	Percentage of Class After Offering (2)
Richard J. Randolph, III (3) (4)	Common Stock	5,000,000	85%	76.5%

(1)	Based upon 5,860,000 shares outstanding as of the date of this offering.
(2)	Assumes sale of all 1,360,000 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 5,860,000 shares outstanding following the offering.
(3)	The address of the Company’s Officers and Directors is 4228 1st Ave, Unit 15, Tucker, GA 30084.
(4)	Richard J. Randolph, III is the Company’s Chief Executive Officer, Chief Financial Officer, Chairman and Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees of $85,000 to date from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Purple Grotto Acquisition Corporation, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

On January 1, 2016, the Company issued a promissory note to Richard Randolph, the Company's sole officer and director, in then amount of $32,400. The promissory note has a maturity date of September 30, 2017. The promissory note was issued in exchange for expenses paid by Richard Randolph, included audit and accounting fees and office expenses that have been reflected in the Company's financial statements.

23

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,360,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.27 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering(3)	Percentage Beneficially Owned after the Offering(4)
Richard J. Randolph, III	CEO, CFO, Chairman and Director	5,000,000	500,000	4,500,000	85%	76.5%
James Cassidy (5)	Former Officer and Director; Legal Counsel	250,000	250,000	0	4.25%	0%
James McKillop (6)	Former Officer and Director	250,000	250,000	0	4.25%	0%
Ayesha Sabir		10,000	10,000	0	0.17%	0%
Allen L. Hollie Jr.		10,000	10,000	0	0.17%	0%
Christopher Randolph		10,000	10,000	0	0.17%	0%
Larry Randolph		10,000	10,000	0	0.17%	0%
Ursula Randolph		10,000	20,000	0	0.34%	0%
Samuel Randolph		10,000	10,000	0	0.17%	0%
William Saddler		10,000	10,000	0	0.17%	0%
Tiffany Sims		10,000	10,000	0	0.17%	0%
Sharon Cotton		10,000	10,000	0	0.17%	0%
Dierdre Leonard		10,000	10,000	0	0.17%	0%
Lisa McGhee		10,000	10,000	0	0.17%	0%
Brenda Broadnax		10,000	10,000	0	0.17%	0%
Theodesia Johnson		10,000	10,000	0	0.17%	0%
Lebaron Randolph		10,000	10,000	0	0.17%	0%
Joyce Randolph		10,000	10,000	0	0.17%	0%
Janice Randolph Scarbrough		10,000	10,000	0	0.17%	0%
Linda Randolph		10,000	10,000	0	0.17%	0%
Ernest Smith		10,000	10,000	0	0.17%	0%
Brenda Knott		10,000	10,000	0	0.17%	0%
Shirley Randolph		10,000	20,000	0	0.34%	0%
Richard J. Randolph Jr.		10,000	20,000	0	0.34%	0%
Mary Randolph White		10,000	10,000	0	0.17%	0%
Hubert Randolph		10,000	10,000	0	0.17%	0%
Doris Brown		10,000	10,000	0	0.17%	0%
Nakita Porter		10,000	10,000	0	0.17%	0%
Barbara Howard		10,000	10,000	0	0.17%	0%
Arlene Burns-Moguel		10,000	10,000	0	0.17%	0%
Elaine Long		10,000	10,000	0	0.17%	0%
Christie Riley		10,000	10,000	0	0.17%	0%
Nichola Allen		10,000	10,000	0	0.17%	0%
Stephanie Pearson		10,000	10,000	0	0.17%	0%
Camille Williams		10,000	10,000	0	0.17%	0%

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1.	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

2.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

3.	Percentages are based upon 5,860,000 shares of our common stock outstanding as of the date of this registration statement.

4.	Assumes sale of all 1,360,000 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 5,860,000 shares outstanding following the offering.

5.	Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. James Cassidy is the president and sole shareholder of Tiber Creek Corporation.

6.	Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. James McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

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SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 1,360,000 shares of common stock outstanding of which 500,000 shares are owned by officers and directors of the Company. There will be 5,860,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Purple Grotto Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Purple Grotto Acquisition Corporation prior to its change of control.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Randolph Acquisitions, Inc. as of December 31, 2015, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from January 12, 2015 (inception) to December 31, 2015, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 13, 2016, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

26

INDEX TO RANDOLPH ACQUISITIONS, INC. FINANCIAL STATEMENTS

(For the period from January 12, 2015 (inception) to December 31, 2015)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Randolph Acquisitions, Inc.:

We have audited the accompanying balance sheet of Randolph Acquisitions, Inc. (the "Company") as of December 31, 2015, and the related statement of operations, stockholders' deficit, and cash flows for the period from January 12, 2015 (Inception) through December 31, 2015. The Company' management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the period from January 12, 2015 (Inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA

April 13, 2016

F-2

RANDOLPH ACQUISITIONS, INC.

BALANCE SHEET

December 31, 2015

ASSETS

Current Assets:
Cash	$-
Total Assets	-

TOTAL ASSETS	$-

LIABILITIES AND EQUITY

Current Liabilities:
Accrued liabilities	$-
Total Liabilities	-

Shareholders’ Deficit:
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 5,500,000 shares issued and outstanding as of December 31, 2015	550
Discount on Common Stock	(550)
Additional paid-in capital	1,166
Accumulated deficit	(1,166)
Total Shareholders' Deficit	-

TOTAL LIABILITIES AND EQUITY	$-

The accompanying notes are an integral part of these financial statements

F-3

RANDOLPH ACQUISITIONS, INC.

STATEMENT OF OPERATIONS

For the period from January 12, 2015 (Inception) to December 31, 2015

Revenue	$-

Cost of Revenue	-

Gross Profit	-

Operating Expenses	1,166

Operating Loss	(1,166)

Loss before income taxes	(1,166)

Income tax expense	-

Net loss	$(1,166)

Loss per share - basic and diluted	$(0)

Weighted average shares – basic and diluted	17,322,157

The accompanying notes are an integral part of these financial statements

F-4

RANDOLPH ACQUISITIONS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Discount on Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stock- holders' Deficit
	Shares	Amount

Balance, January 12, 2015 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	(2,000)	-	-	0
Redemption of common stock	(19,500,000)	(1,950)	1,950
Issuance of common stock	5,000,000	500	(500)
Additional paid-in capital	-	-	-	1,166	-	1,166
Net loss	-	-	-		(1,166)	(1,166)

Balance, December 31, 2015	5,500,000	$550	$(550)	$1,166	$(1,166)	$0

The accompanying notes are an integral part of these financial statements

F-5

RANDOLPH ACQUISITIONS, INC.

STATEMENT OF CASH FLOWS

For the period from January 12, 2015 (Inception) to December 31, 2015

OPERATING ACTIVITIES:
Net loss	$(1,166)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid by shareholder and contributed as capital	1,166
Net cash used in operating activities	-

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

Supplemental cash information:
Non-cash transaction – common stock issued to founders for no consideration	$550
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements

F-6

RANDOLPH ACQUISITIONS, INC.

Notes to the Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Randolph Acquisitions, Inc. (formerly "Purple Grotto Acquisition Corporation") ("Randolph" or the "Company") was incorporated on January 12, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2015.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2015.

F-7

RANDOLPH ACQUISITIONS, INC.

Notes to Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2015 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2015, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $1,166 from inception (January 12, 2015) to December 31, 2015. The Company had no working capital and an accumulated deficit of $1,166 as of December 31, 2015. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

F-8

RANDOLPH ACQUISITIONS, INC.

Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

On June 12, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-10-Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240-Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 30, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-06 Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or "drops down") net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A Earnings Per Share Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

In January 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2015-01 Income Statement Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220 Income Statement Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

F-9

RANDOLPH ACQUISITIONS, INC.

Notes to Financial Statements

NOTE 4 - STOCKHOLDERS' DEFICIT

On January 22, 2015, the Company issued 20,000,000 founders common stock to two directors and officers. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

On October 28, 2015, the Company redeemed 9,750,000 shares from each of the then two shareholders resulting in 500,000 shares of common stock outstanding.

On October 30, 2015, the Company issued 5,000,000 shares of common stock to Richard J. Randolph, the new sole officer and director of the Company, as part of a change in control of the Company.

End of notes to financial statements

F-10

INDEX TO RANDOLPH ACQUISITIONS, INC. FINANCIAL STATEMENTS

(For the nine months ended September 30, 2016)

Condensed Balance Sheets, September 30, 2016 (unaudited) and December 31, 2015	F-12

Condensed Statements of Operations, Three Months Ended September 30, 2016 and 2015, Nine Months Ended September 30, 2016 and the Period from Inception (January 12, 2015) to September 30, 2015 (unaudited)	F-13

Condensed Statements of Cash Flows, Nine Months Ended September 30, 2016 and the Period from Inception (January 12, 2015) to September 30, 2015 (unaudited)	F-14

Notes to Unaudited Condensed Financial Statements	F-15

F-11

RANDOLPH ACQUISITIONS, INC.
UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2016 (unaudited)	December 31, 2015

ASSETS

Total Assets	$-	$-

LIABILITIES AND NET STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Due to principal stockholder	32,400	-
Total current liabilities	32,400	-
Total liabilities	32,400	-
Net capital deficiency
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 5,500,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015	550	550
Discount on Common Stock	(550)	(550)
Additional paid-in capital	1,166	1,166
Accumulated deficit	(33,566)	(1,166)
Net capital deficiency	(32,400)	-

TOTAL LIABILITIES AND NET CAPITAL DEFICIENCY	$-	$-

The accompanying notes are an integral part of these financial statements

F-12

RANDOLPH ACQUISITIONS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended September 30, 2016	For the three months ended to September 30, 2015	For the nine months ended September 30, 2016	For the period from January 12, 2015 (Inception) to September 30, 2015

Revenue	$-	$-	$-	$-

Cost of Revenue	-	-	-	-

Gross Profit	-	-	-	-

Operating Expenses	14,050	-	32,400	712

Operating Loss	(14,050)	-	(32,400)	(712)

Loss before income taxes	(14,050)	-	(32,400)	(712)

Income tax expense	-	-	-	-

Net loss	$(14,050)	$-	$(32,400)	$(712)

Loss per share - basic and diluted	$(0.00)	$-	$(0.01)	$-

Weighted average shares – basic and diluted	5,500,000	20,000,000	5,500,000	20,000,000

The accompanying notes are an integral part of these financial statements

F-13

RANDOLPH ACQUISITIONS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30, 2016	For the period from January 12, 2015 (Inception) to September 30, 2015

OPERATING ACTIVITIES:
Net loss	$(32,400)	$(712)
Adjustments to reconcile net loss to net cash used in operating activities:
Due to shareholder	32,400	712
Net cash used in operating activities	-	-

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

Supplemental cash information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

F-14

RANDOLPH ACQUISITIONS, INC.

Notes to the Unaudited Condensed Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Randolph Acquisitions, Inc. (formerly "Purple Grotto Acquisition Corporation") ("Randolph" or the "Company") was incorporated on January 12, 2015 under the laws of the state of Delaware. The business purpose of the Company is to acquire and operate real estate properties located in Georgia and throughout the United States. The Company is currently developing plans to acquire and operate single-family, multi-family, commercial and mixed-use real estate properties using the Company’s proprietary grading matrix to identify properties for purchase.

The Company initially was in the development stage from inception, and its operations through the quarter ended September 30, 2016, were limited to issuing shares to its original shareholders and effecting a change in control of the Company described in Note 4.

Subsequently, on December 16, 2016, the Company entered into a Standard Commercial Sales Contract to acquire a parcel of commercial real estate property (the “Property”) located at 4228 1st Avenue, Suite 15, Tucker, GA 30084, for a purchase price of $126,750 plus fees. The purchase of the Property closed on December 29, 2016. In connection with the purchase of the Property, on December 29, 2016, the Company issued a promissory note to William C. Gottschalk, the seller of the property, in the amount of $126,750 at an interest rate of 6.75% per year to be paid in monthly installments equal to $1,122.57 per month. This promissory note shall be due and payable on January 1, 2032, unless sooner paid.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("U.S. GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The accompanying balance sheet as of December 31, 2015, has been derived from audited financial statements. All adjustments, normal and recurring in nature, considered necessary for a fair presentation have been included in the accompanying unaudited interim condensed financial statements. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results of operations that may be expected for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

INCOME TAXES

Under Accounting Standards Codification 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2016, a full valuation allowance has been provided against the Company’s deferred tax asset for operating losses due to the uncertainty of their realization.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2016, there were no outstanding dilutive securities.

F-15

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception and has sustained operating losses of $33,566 from inception (January 12, 2015) to September 30, 2016. The Company had a net capital deficiency and working capital deficiency of $32,400 as of September 30, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, if any, or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will require additional working capital from either cash flow from operations, from the sale of its equity or other sources of financing. However, the Company currently has no commitments from any third parties for the purchase of its equity or for any other financing.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Changes to U.S. GAAP are made by the Financial Accounting Standards Board ("FASB") in the form of accounting standards updates (ASUs) to the FASB's Accounting Standards Codification. The Company considers the applicability and impact of all ASUs. ASUs not noted herein were assessed and determined to be not applicable.

NOTE 4 - NET CAPITAL DEFICIENCY

On January 22, 2015, the Company issued 20,000,000 shares of founders’ common stock to two directors and officers at no cost. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

On October 29, 2015, the Company redeemed 9,750,000 shares from each of the then two shareholders at no cost resulting in 500,000 shares of common stock outstanding.

On October 30, 2015, the Company issued 5,000,000 shares of common stock at no cost to Richard J. Randolph III, the new sole officer and director of the Company, as part of a change in control of the Company.

Former management of the Company paid all expenses incurred by the Company until the change in control described above. There is no expectation of reimbursement of such expenses.

An affiliate of the Company has entered into an agreement with Tiber Creek Corporation of which the former president of the Company is the president and controlling shareholder. Tiber Creek Corporation assists companies to become public reporting companies and in the preparation and filing of registration statements pursuant to the Securities Act of 1933, and introduction to brokers and market makers. Fees paid to Tiber Creek Corporation by the Company's principal shareholder and sole officer and director, who is also the sole shareholder and officer of the affiliate, have not been reflected in the Company's financial statements as there is no intention for such fees to be reimbursed by the Company.

Certain expenses paid by the Company's sole officer and director, principally audit and accounting fees and office expenses have been reflected in the Company's financial statements, along with a corresponding payable to the stockholder for amounts due him.

NOTE 5 – RELATED PARTY TRANSACTIONS

Certain expenses paid by the Company's sole officer and director, principally audit and accounting fees and office expenses have been reflected in the Company's financial statements, along with a corresponding payable to the stockholder for amounts due him.

Expenses paid by the Company's sole officer and director, included audit and accounting fees and office expenses have been reflected in the Company's financial statements, along with a corresponding payable to the stockholder for a total amount of $32,400.

F-16

NOTE 6 – SUBSEQUENT EVENTS

On February 8, 2017, the Company issued 360,000 shares of its common stock for total proceeds of $36.00 at a purchase price of $0.0001 per share to 32 investors pursuant to executed subscription agreements in reliance on the Section 4(a)(2) exemption from registration under the Securities Act.

Acquisition of Rental Property; Promissory Note; Termination of Shell Company Status

On December 16, 2016, the Company entered into a Standard Commercial Sales Contract to acquire a parcel of commercial real estate property (the “Property”) located at 4228 1st Avenue, Suite 15, Tucker, GA, 30084, for a purchase price of $126,750 plus fees. The purchase of the Property closed on December 29, 2016. In connection with the purchase of the Property, on December 29, 2016, the Company issued a promissory note to William C. Gottschalk, the seller of the Property, in the amount of $126,750 at an interest rate of 6.75% per year to be paid in monthly installments equal to $1,122.57 per month. This promissory note shall is and payable on January 1, 2032, unless sooner paid.

F-17

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee		$42.56
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees	$
Accounting fees and expenses	$
Legal fees and expense	$
Blue Sky fees and expenses	$
Miscellaneous	$
Total	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

During the past three years, the Company has issued shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 as follows:

On January 22, 2015, the Company issued 10,000,000 shares at no cost to each of James Cassidy and James McKillop of which an aggregate of 19,500,000 shares were redeemed on October 28, 2015 at no cost.

On October 30, 2015, the Company issued 5,000,000 shares at no cost to Richard J. Randolph III.

On February 8, 2017, the Company issued 360,000 shares of its common stock for total proceeds of $36.00 at a purchase price of $0.0001 per share to 33 investors pursuant to a private placement/non-public offering.

The non-public offering was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in the transaction, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Item 16. Exhibits and Financial Statement Schedules.

27

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
5.1*	Opinion of Counsel on legality of securities being registered
10.1++	Standard Commercial Sales Contract
10.2++	Form of Promissory Note by and between the Company and William C. Gottschalk dated December 29, 2016
10.3	Form of Promissory Note by and between the Company and Richard Randolph dated January 1, 2016
23.1	Consent of Accountants
23.4*	Consent of Attorney (as part of Exhibit 5.1)

____________________

*To be filed

+	Previously filed on Form 10-12G on March 2, 2015 (File No.: 000-55389) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 10-Q on March 6, 2017 (File No.: 000-55389) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

28

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 14, 2017.

RANDOLPH ACQUISITIONS, INC.

By:	/s/ Richard J. Randolph III
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Richard J. Randolph III
Title: Treasurer (Principal Financial Officer)

By:	/s/ Richard J. Randolph III
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard J. Randolph III	Director	March 14, 2017

29